NEWS RELEASE

Release Date:	Friday, July 23, 2010

Release Time:	Immediate

Contact:	Eric E. Stickels, Executive Vice President & CFO

Phone:	(315) 366-3702

Oneida Financial Corp. Reports 2010 Second Quarter Operating Results (unaudited)

Oneida, NY, July 23, 2010 - Oneida Financial Corp. (NASDAQ Global: ONFCD), the parent company of The Oneida Savings Bank, has announced second quarter operating results.  Net income for the three months ended June 30, 2010 was $814,000, or $0.10 diluted earnings per share, compared to $1.1 million, or $0.14 diluted earnings per share, for the three months ended June 30, 2009.  The decrease in net income during the respective second quarter periods is primarily the result of a decrease in the fair value of trading securities, an increase in the provision for loan losses and an increase in non-interest expenses, partially offset by an increase in net interest income, an increase in net investment gains, an increase in non-interest income and a decrease in income tax provisions.

Net income for the six months ended June 30, 2010 was $1.4 million or $0.18 diluted earnings per share, as compared with $2.2 million or $0.28 diluted earnings per share for the same period in 2009.  Net income from operations for the six months ended June 30, 2010, excluded non-cash gains and losses, as referenced in the table below, was $2.8 million or $0.36 per diluted share. This compares to net income from operations for the six months ended June 30, 2009 of $2.1 million or $0.27 per diluted share.  The increase in net income from operations was primarily due to an increase in net interest income, an increase in non-interest income and an increase in gains from the sale of investments, partially offset by an increase in the provision for income taxes, an increase in the provision for loan losses and an increase in non-interest expense.

Key items for second quarter 2010 include:

•
The Bank remains well capitalized at June 30, 2010 with a Tier 1 leverage ratio of 7.05% and a total risk-based capital ratio of 11.25%. The Company’s average equity ratio as a percent of average assets was 9.84% at June 30, 2010 compared to 9.99% at March 31, 2010.

•
Net interest income was $4.4 million for the three months ended June 30, 2010 compared to $4.3 million for the three months ended June 30, 2009.  Net interest margin was 3.40% for the second quarter of 2010 compared to 3.66% for the second quarter of 2009.

•
Non-interest income was $5.7 million for the three months ended June 30, 2010 compared to $5.0 million for the three months ended June 30, 2009.  This increase is primarily the result of an increase in revenue derived from the Company’s insurance and other non-banking operations of $529,000 to $4.4 million in the second quarter of 2010 compared to $3.9 million in the comparable 2009 period.

•
Non-cash decrease in the fair value recognized on trading (equity) securities was $863,000 for the three months ended June 30, 2010 compared to a non-cash increase of $998,000 for the three months ended June 30, 2009.  Non-cash impairment charges of $61,000 were recorded in the second quarter 2010 on certain investment securities compared with $454,000 in non-cash charges recorded in the second quarter of 2009.

•
Noninterest expense increased to $8.3 million for the three months ended June 30, 2010 compared to $8.2 million for the comparable period in 2009.  This increase was primarily the result of an increase in compensation and employee benefits expense associated with the Company’s insurance and other non-banking operations.

•
Deposits increased $60.8 million to $521.3 million at June 30, 2010 compared to $460.5 million at June 30, 2009. Total borrowings outstanding decreased 26.6% to $23.5 million at June 30, 2010 from $32.0 million at June 30, 2009.

•
We announced the results of the stock offering related to the reorganization of Oneida Financial Corp. from a mutual holding company to a fully public stock holding company.  Gross stock offering proceeds of $31.5 million were received and the reorganization was completed on July 7, 2010.

Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp., said, “Oneida Financial Corp. is pleased to report a record level of total assets and total deposits.”  Kallet continued, “As a diversified banking and financial services company, Oneida Financial Corp. continues to manage risk through a diversified business model.  Our insurance and financial services subsidiaries, Bailey & Haskell Associates, Inc. and Benefit Consulting Group, Inc., reported a record level of revenue in the second quarter of 2010.”   Kallet concluded, “Oneida Financial Corp. appreciates the support we have received from our customers and stockholders over the past decade as a mutual holding company and we look forward to our continued shared success as a fully public stockholder-owned company now that our corporate reorganization is complete.”

Net Interest Income and Margin

Second quarter 2010 compared with second quarter 2009

Net interest income was $4.4 million for the second quarter of 2010, a $157,000 increase from the second quarter of 2009. The net interest margin was 3.40% for the second quarter of 2010, compared to 3.66% for the second quarter of 2009. The yield on interest-earning assets has decreased 78 basis points to 4.53% partially offset by an increase in average interest-earning assets of $53.8 million. For the same period, the cost of interest-bearing deposits decreased 48 basis points to 1.06% while average interest-bearing deposits increased $58.1 million.  The Company executed on its planned repayment of Federal Home Loan Bank borrowings upon the maturity of its advances resulting in a decrease of $11.7 million in average borrowings outstanding. The average cost of interest-bearing liabilities decreased 56 basis points to 1.24% for the second quarter of 2010 as compared to the second quarter of 2009.

Second quarter 2010 compared with linked quarter ended March 31, 2010

Net interest income for the quarter ended June 30, 2010, increased $167,000 from the quarter ended March 31, 2010. The increase in net interest income reflects higher net interest income as a percent of our average interest earning assets and is expressed as an increase in our net interest margin of 1 basis point from 3.39% for the quarter ended March 31, 2010 and one additional calendar day in the current quarter. The yield on interest-earning assets decreased 9 basis points from 4.62% from the quarter ended March 31, 2010 while the cost of interest-bearing liabilities decreased 11 basis points from 1.35% during the first quarter of 2010.

Year-to-date comparison 2010 to 2009

On a year-to-date basis, net interest income increased $379,000 for the six months ended June 30, 2010, as compared to the same period in 2009.  The increase in net interest income is the result of an increase in average interest-earning assets of $51.4 million to $514.1 million for the six months ended June 30, 2010 from the same period in 2009 partially offset by a decrease in net interest margin of 21 basis points from 3.61 percent to 3.40 percent.

Provision for loan losses

Second quarter 2010 compared with second quarter 2009

During the second quarter of 2010, the Company made a $300,000 provision for loan losses as compared with $160,000 in provision for loan losses during the second quarter of 2009.  The increase in provision for loan losses during the second quarter of 2010 is primarily the result of the Company increasing a specific reserve to $1.4 million for an impaired unsecured commercial loan with a principal balance of $2.2 million.  As of June 30, 2010, the borrower of the impaired loan has made all payments as agreed.  Net charge-offs during the current quarter were $148,000.  The Company continues to monitor the adequacy of the allowance for loan losses given the risk assessment of the loan portfolio and current economic conditions.  The Company continues to report an overall low level of net loan charge-offs as compared to its peers.  The ratio of the loan loss allowance to loans receivable was 1.19% at June 30, 2010 compared to 0.90% at June 30, 2009.

Second quarter 2010 compared with linked quarter ended March 31, 2010

The provision for loan losses decreased by $100,000 during the second quarter of 2010 as compared with the linked prior quarter.  The Company continued to increase a specific reserve for an impaired unsecured commercial loan.  The increase in non-performing loans in the current quarter as compared with the linked quarter reflects management’s assessment of this impaired commercial loan and other loans outstanding to the same borrower.   The ratio of the loan loss allowance to loans receivable was 1.19% at June 30, 2010 compared to 1.13% at March 31, 2010.

Year-to-date comparison 2010 to 2009

Provision for loan losses totaled $700,000 for the six months ended June 30, 2010 as compared with $160,000 in the same period of 2009.

Noninterest Income

Second quarter 2010 compared with second quarter 2009

Noninterest income totaled $5.7 million for the second quarter of 2010, an increase of $704,000 or 14.1% from $5.0 million in the second quarter of 2009. The increase was primarily due to an increase of $529,000 in commissions and fees on the sales of non-bank products through the Company’s insurance and financial service subsidiaries.  Partially offsetting the increase was a decrease in loan sale and servicing income, which totaled $221,000 in the second quarter of 2010 as compared with $276,000 in the second quarter of 2009. The Bank sells substantially all of its fixed-rate residential mortgage loan originations on a servicing retained basis in the secondary market. These loan sales help the Bank to control interest rate risk. The volume of fixed-rate residential mortgage loan originations decreased in the current quarter as compared with the 2009 period.  Service charges on deposit accounts increased $98,000 in the second quarter of 2010 as compared with the second quarter of 2009 due in part to the increase in non-interest bearing deposits.

Second quarter 2010 compared with linked quarter ended March 31, 2010

Noninterest income decreased $122,000 from $5.8 million on a linked-quarter basis, reflecting a decrease in commissions and fees on the sales of non-bank products partially offset by an increase in service charges on deposit accounts in the second quarter of 2010.

Year-to-date comparison 2010 to 2009

Noninterest income totaled $11.5 million for the six months ended June 30, 2010 as compared with $10.6 million in the same period of 2009, an increase of 9.3%.

Net Investment Gains/(Losses)

Second quarter 2010 compared with second quarter 2009

Net investment gains of $381,000 were recorded in the second quarter of 2010 compared with net investment losses of $454,000 in the second quarter of 2009.  During the second quarter of 2010 eight trust preferred securities were reviewed for other-than-temporary-impairment.  The Company recorded a non-cash charge of $58,000 representing the credit impairment on certain securities in the second quarter of 2010 as compared with a non-cash charge of $454,000 in the second quarter of 2009.  The trust preferred securities owned by the Company are diversified pools of collateralized debt obligations primarily issued by domestic financial institutions. In addition, the Company recorded a non-cash charge of $3,000 representing the other-than-temporary impairment of a privately-issued collateralized mortgage obligation.  Offsetting the non-cash impairment charges during the second quarter of 2010 were investment gains resulting from the Company’s decision to realize a portion of the appreciation in its mortgage-backed and investment securities portfolio, monetizing other comprehensive income and reducing prepayment risk during the second quarter of 2010.  These factors resulted in net gains realized of $442,000 during the three months ended June 30, 2010.

Second quarter 2010 compared with linked quarter ended March 31, 2010

During the linked quarter ended March 31, 2010, the Company realized net investment losses of $681,000 as the Company recorded non-cash impairment charges of $990,000 representing the credit impairment on five trust preferred securities and one privately-issued collateralized mortgage obligation owned by the Company offset in part by investment gains of $309,000 realized in its mortgage-backed and investment securities portfolio.

Year-to-date comparison 2010 to 2009

For the six months ended June 30, 2010 the Company has recorded net investment losses of $300,000 as compared with net investment losses of $216,000 during the six months ended June 30, 2009.  The losses recorded in both periods is the result of non-cash other-than-temporary impairment charges recorded in each period partially offset by gains realized on the sale of mortgage-backed and investment securities.

Change in the Fair Value of Investments

Second quarter 2010 compared with second quarter 2009

The Company has identified the preferred and common equity securities it holds in the investment portfolio as trading securities and as such the change in fair value of these securities is reflected as a non-cash adjustment through the income statement.   For the three months ended June 30, 2010, the market value of the Company’s trading securities decreased $863,000 as compared with an increase of $998,000 in the second quarter of 2009.  The decrease in market value of the Company’s trading securities in the second quarter of 2010 is reflective of the decrease in broader equity markets during the period.

Second quarter 2010 compared with linked quarter ended March 31, 2010

During the linked quarter ended March 31, 2010, the Company recorded non-cash income of $139,000 reflecting the increase in market value of the Company’s trading securities at the end of the first quarter of 2010.

Year-to-date comparison 2010 to 2009

For the six month period ended June 30, 2010 a negative net fair value adjustment of $724,000 reflects the decrease in market value of the Bank’s trading securities at June 30, 2010 from the most recent year end.   This compares with a net increase in the fair value for the same 2009 period of $569,000. The table below summarizes the Company's operating results excluding these cumulative non-cash charges related to the change in fair value of trading securities and the non-cash impairment charges recorded as net investment losses in each period.

Reported Results
(including non-cash gains and losses recognized under ASC 320)
(All amounts in thousands except net income per diluted share)
	Year to Date	Year to Date
	June 30,	June 30,
	2010	2009
Net interest income	$8,729	$8,350
Provision for loan losses	700	160
Investment gains (losses)	(300)	(216)
Change in fair value of investments	(724)	569
Non-interest income	11,535	10,558
Non-interest expense	16,669	16,108
Income tax provision	429	810
Net income	$1,442	$2,183
Net income per
diluted share	$0.18	$0.28

Operating Results / Non-GAAP
(excluding non-cash gains and losses recognized under ASC 320)
(All amounts in thousands except net income per diluted share)
	Year to Date	Year to Date
	June 30,	June 30,
	2010	2009
Net interest income	$8,729	$8,350
Provision for loan losses	700	160
Investment gains	751	238
Non-interest income	11,535	10,558
Non-interest expense	16,669	16,108
Income tax provision	835	779
Net income	$2,811	$2,099
Net income per
diluted share	$0.36	$0.27

The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes this alternate presentation of these items enables management to perform a more effective evaluation and comparison of the Company's results and to assess the overall performance of our business in relation to the Company's ongoing operations.

Noninterest Expense

Second quarter 2010 compared with second quarter 2009

Noninterest expense was $8.3 million for the three months ended June 30, 2010 as compared with $8.2 million during the second quarter of 2009. The increase in noninterest expense was primarily due to the increase in sales of insurance and other non-banking products through our subsidiaries resulting in an increase in compensation and employee benefit expenses partially offset by a decrease in other operating expenses.

Second quarter 2010 compared with linked quarter ended March 31, 2010

Noninterest expense decreased $19,000 in the second quarter of 2010 as compared with the linked prior quarter. Compensation and employee benefit expense decreased by $41,000 as compared with quarter ended March 31, 2010.

Year-to-date comparison 2010 to 2009

Noninterest expense totaled $16.7 million for the six months ended June 30, 2010 as compared with $16.1 million in the same period of 2009. The increase in noninterest expense was primarily due to the increase in sales of insurance and other non-banking products through our subsidiaries resulting in an increase in compensation and employee benefit expenses.

Income Taxes

The Company’s effective tax rate was 22.2% for the second quarter of 2010 as compared with an effective tax rate of 27.2% for the second quarter of 2009. For the linked quarter ended March 31, 2010, the Company’s effective tax rate was 23.8%. For the six months ended June 30, 2010 the Company’s effective tax rate was 22.9%.

Key Balance Sheet Changes at June 30, 2010

•
Deposit accounts were at the record level of $521.3 million at June 30, 2010, an increase of $15.8 million from March 31, 2010.  The increase in deposits in the current quarter was primarily the result of the receipt of stock subscription deposits in connection with the Company’s stock offering completed on July 7, 2010 at which time $10.9 million in deposits were transferred to cash and cash equivalents of the Company.  Total deposits increased $60.8 million from June 30, 2009, reflecting an increase of $29.5 million in retail deposits combined with an increase of $31.3 million in municipal deposits over the past twelve months.

•
Net loans receivable totaled $291.3 million at June 30, 2010 compared to $293.0 million at March 31, 2010 and $292.8 million at June 30, 2009.  The decrease in net loan balances reflects the Company’s continued loan sales activity. The Company has sold $31.8 million in fixed rate residential loans during the trailing twelve months ended June 30, 2010.

•
Investment and mortgage-backed securities totaled $198.2 million at June 30, 2010, an increase of $27.4 million from March 31, 2010, and an increase of $45.2 million from June 30, 2009.  The increase in investment and mortgage-backed securities is primarily the result of the increase in collateral for municipal deposit accounts and a decrease in loans receivable.

•
The Company continued to repay maturing Federal Home Loan Bank advances with proceeds from investment securities maturities, calls and other cash flows.  Borrowings outstanding were $23.5 million at June 30, 2010 a decrease of $8.5 million from June 30, 2009.

•
Total equity at June 30, 2010 was $60.7 million, an increase of $995,000 from March 31, 2010 and an increase of $5.1 million from June 30, 2009.  The Company paid a semiannual cash dividend on February 9, 2010 totaling $844,000. Our mutual holding company parent waived its receipt of this cash dividend.  The increase in total equity is primarily a result of the contribution of net earnings combined with valuation adjustments made for the Company’s available for sale investment and mortgage-backed securities, partially offset by the payment of $1.7 million in cash dividends during the trailing twelve month period. The Company estimates $29.3 million in additional capital will be contributed as a result of the corporate reorganization and related stock offering completed on July 7, 2010.

About Oneida Financial Corp.

The Company’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited purpose commercial bank; Bailey, Haskell & LaLonde Agency, an insurance and risk management company; Benefit Consulting Group, an employee benefits consulting and retirement plan administration firm; and Workplace Health Solutions, a risk management company specializing in workplace injury claims management.  Oneida Savings Bank was established in 1866 and operates twelve full-service banking offices in Madison, Oneida and Onondaga counties. For more information, visit the Company’s web site at www.oneidafinancial.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

All financial information provided at and for the quarter ended June 30, 2010 and all other quarterly and year-to-date data is unaudited.  Selected financial ratios have been annualized where appropriate.  Operating data is presented in thousands of dollars, except for per share amounts.

	At	At	At	At	At
Selected Financial Condition Data:	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands except per share data)	2010	2010	2009	2009	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total assets	$613,310	$596,265	$590,506	$574,126	$557,513
Cash and cash equivalents	32,235	42,282	39,537	26,914	21,143
Loans receivable, net	291,267	293,024	295,839	295,384	292,814
Mortgage-backed securities	73,133	65,401	65,737	75,605	76,257
Investment securities	125,033	105,403	96,487	88,608	76,716
Trading securities	6,884	7,757	7,627	7,220	6,491
Goodwill and other intangibles	24,721	24,822	24,813	24,929	25,045
Interest bearing deposits	445,166	444,627	426,368	417,401	398,339
Non-interest bearing deposits	76,153	60,889	62,997	61,574	62,186
Borrowings	23,500	23,500	31,000	31,000	32,000
Total stockholders’ equity	60,694	59,699	59,116	57,133	55,620

Book value per share
(end of period)	$7.76	$7.63	$7.57	$7.01	$6.82
Tangible value per share
(end of period)	$4.60	$4.46	$4.39	$3.81	$3.60

	Quarter Ended		Year to Date
Selected Operating Data:	Jun 30,	Jun 30,	Jun 30,	Jun 30,
(in thousands except per share data)	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$4,183	$4,410	$8,501	$8,891
Interest and dividends
on investments	1,732	1,804	3,244	3,541
Interest on fed funds	9	11	17	25
Total interest income	5,924	6,225	11,762	12,457
Interest expense:
Interest on deposits	1,197	1,526	2,426	3,143
Interest on borrowings	279	408	607	964
Total interest expense	1,476	1,934	3,033	4,107
Net interest income	4,448	4,291	8,729	8,350
Provision for loan losses	300	160	700	160
Net interest income after
provision for loan losses	4,148	4,131	8,029	8,190
Net investment gains (losses)	381	(454)	(300)	(216)
Change in fair value of investments	(863)	998	(724)	569
Non-interest income:
Service charges on deposit accts	712	614	1,334	1,261
Commissions and fees on sales
of non-banking products	4,435	3,906	9,097	8,055
Other revenue from operations	559	481	1,104	1,242
Total non-interest income	5,706	5,001	11,535	10,558
Non-interest expense
Salaries and employee benefits	5,196	4,994	10,433	9,981
Equipment and net occupancy	1,251	1,178	2,525	2,406
Intangible amortization	101	116	209	238
Other costs of operations	1,777	1,921	3,502	3,483
Total non-interest expense	8,325	8,209	16,669	16,108
Income before income taxes	1,047	1,467	1,871	2,993
Income tax provision	233	398	429	810
Net income	$814	$1,069	$1,442	$2,183
Net income per common
share ( EPS – Basic )	$0.10	$0.14	$0.18	$0.28
Net income per common
share ( EPS – Diluted)	$0.10	$0.14	$0.18	$0.28
Cash dividends declared	$0.12	$0.00	$0.24	$0.24

	Second	First	Fourth	Third	Second
Selected Operating Data:	Quarter	Quarter	Quarter	Quarter	Quarter
(in thousands except per share data)	2010	2010	2009	2009	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$4,183	$4,318	$4,452	$4,418	$4,410
Interest and dividends
on investments	1,732	1,512	1,854	1,809	1,804
Interest on fed funds	9	7	5	7	11
Total interest income	5,924	5,837	6,311	6,234	6,225
Interest expense:
Interest on deposits	1,197	1,227	1,310	1,425	1,526
Interest on borrowings	279	329	366	367	408
Total interest expense	1,476	1,556	1,676	1,792	1,934
Net interest income	4,448	4,281	4,635	4,442	4,291
Provision for loan losses	300	400	200	400	160
Net interest income after
provision for loan losses	4,148	3,881	4,435	4,042	4,131
Net investment gains (losses)	381	(681)	(633)	(658)	(454)
Change in fair value of investments	(863)	139	417	739	998
Non-interest income:
Service charges on deposit accts	712	622	709	645	614
Commissions and fees on sales
of non-banking products	4,435	4,662	4,243	3,539	3,906
Other revenue from operations	559	544	581	610	481
Total non-interest income	5,706	5,828	5,533	4,794	5,001
Non-interest expense
Salaries and employee benefits	5,196	5,237	5,337	5,107	4,994
Equipment and net occupancy	1,251	1,274	1,197	1,145	1,178
Intangible amortization	101	108	116	116	116
Other costs of operations	1,777	1,725	1,697	1,623	1,921
Total non-interest expense	8,325	8,344	8,347	7,991	8,209
Income before income taxes	1,047	823	1,405	926	1,467
Income tax provision	233	196	171	230	398
Net income	$814	$627	$1,234	$696	$1,069
Net income per common
share ( EPS – Basic )	$0.10	$0.08	$0.16	$0.09	$0.14
Net income per common
share ( EPS – Diluted)	$0.10	$0.08	$0.16	$0.09	$0.14
Cash dividends declared	$0.12	$0.24	$0.00	$0.24	$0.00

	At or For the Three Months Ended
Selected Financial Ratios (1)	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
and Other Data	2010	2010	2009	2009	2009
	(unaudited)	(unaudited)	(audited)	(unaudited)	(unaudited)
Performance Ratios:
Return on average assets	0.53%	0.42%	0.86%	0.49%	0.77%
Return on average equity	5.41%	4.21%	8.54%	5.00%	8.03%
Return on average tangible equity	9.19%	7.22%	14.95%	9.07%	15.15%
Interest rate spread (2)	3.30%	3.26%	3.69%	3.60%	3.52%
Net interest margin (3)	3.40%	3.39%	3.79%	3.73%	3.66%
Efficiency ratio (4)	81.99%	82.54%	82.09%	86.52%	88.34%
Non-interest income to average assets	3.73%	3.91%	3.84%	3.40%	3.59%
Non-interest expense to average assets	5.44%	5.60%	5.79%	5.66%	5.90%
Average interest-earning assets as a ratio of average interest-bearing liabilities	109.28%	108.51%	108.78%	109.32%	108.55%
Average equity to average total assets	9.84%	9.99%	10.02%	9.87%	9.57%
Equity to total assets (end of period)	9.90%	10.01%	10.01%	9.95%	9.98%
Tangible equity to tangible assets	6.11%	6.10%	6.06%	5.86%	5.74%

Asset Quality Ratios:
Nonperforming assets to
total assets (5)	1.45%	0.90%	0.41%	0.40%	0.19%
Nonperforming loans to
total loans	1.01%	0.11%	0.18%	0.09%	0.20%
Net charge-offs to average loans	0.05%	0.00%	0.06%	0.06%	0.03%
Allowance for loan losses to
loans receivable, net	1.19%	1.13%	0.98%	0.97%	0.90%
Allowance for loan losses to
nonperforming loans	115.57%	1041.01%	526.50%	1110.04%	420.51%

Bank Regulatory Capital Ratios:
Total capital
to risk weighted assets	11.25%	11.04%	10.73%	10.30%	10.16%
Tier 1 capital
to risk weighted assets	10.39%	10.21%	10.00%	9.58%	9.49%
Tier 1 capital
to average assets	7.05%	7.08%	7.19%	7.03%	6.95%

1 - Ratios are annualized where appropriate.
2 - The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
3 - The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
4 - The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income excluding net impairment losses, net investment gains (losses) and changes in the fair value of trading securities.
5 - Non-performing assets include non-performing loans and non-accrual trust preferred securities.